Exhibit 23.0

Consent of Wolf & Company, PC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-135692 on Form S-8 of our report dated March 8, 2007 relating to the consolidated financial statements of Newport Bancorp, Inc. and Subsidiary as of December 31, 2006 and 2005 and for each of the years in the three-year period ended December 31, 2006 appearing in this Annual Report on Form 10-K.

/s/ Wolf & Company, PC
Boston, Massachusetts
March 23, 2007